Exhibit 32.1
CERTIFICATION
In connection with the Quarterly Report on Form 10-Q of DOVER SADDLERY, INC. (the “Company”) for the fiscal quarter ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen L. Day	/s/ David R. Pearce
Stephen L. Day	David R. Pearce
President, Chief Executive Officer and Director	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

Date: May 13, 2011	Date: May 13, 2011